Exhibit 99




INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of CERBCO, Inc.
Landover, Maryland

We have audited the consolidated financial statements of CERBCO, Inc. and subsidiaries as of June 30, 2002 and for the year then ended, and have issued our report thereon dated August 29, 2002; such financial statements and report are included in this Annual Report on Form 10-KSB. Our audit was conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The consolidating schedules as of, and for the year ended June 30, 2002 are presented for the purpose of additional analysis of the basic consolidated financial statements rather than to present the financial position and results of operations of the individual companies, and are not a required part of the basic consolidated financial statements. These schedules are the responsibility of the Company's management. Such schedules have been subjected to the auditing procedures applied in our audit of the basic 2002 consolidated financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.



/s/ ARONSON & COMPANY
ARONSON & COMPANY
Rockville, Maryland
August 29, 2002

                                                                    Exhibit 99


                                  CERBCO, Inc.
          CONSOLIDATING SCHEDULE - STATEMENT OF OPERATIONS INFORMATION
                            YEAR ENDED JUNE 30, 2002

                                                    CERBCO, Inc.                            CERBCO, Inc.    Insituform East,
                                                    Consolidated          Eliminations     Unconsolidated     Incorporated
                                                  ------------------     ---------------  ----------------- -----------------

Sales                                                  $18,152,666         $           0     $           0     $  18,152,666
                                                   ------------------     ---------------  ----------------- -----------------
Costs and Expenses:
  Cost of sales                                         16,834,485                     0                 0        16,834,485
  Selling, general and administrative expenses           4,533,899                     0         1,319,195         3,214,704
                                                  ------------------     ---------------  ----------------- -----------------
    Total Costs and Expenses                            21,368,384                     0         1,319,195        20,049,189
                                                  ------------------     ---------------  ----------------- -----------------
Operating Loss                                          (3,215,718)                    0        (1,319,195)       (1,896,523)
Investment Income                                          499,178   (A)        (275,560)          764,724            10,014
Interest Expense                                            (4,560)  (A)         275,560                 0          (280,120)
Other Income (Loss) - net                                 (456,601)                    0          (532,739)           76,138
                                                  ------------------     ---------------  ----------------- -----------------
Loss Before Non-Owned Interests
    and Income Taxes                                    (3,177,701)                    0        (1,087,210)       (2,090,491)

Credit for Income Taxes                                   (886,500)                    0          (203,500)         (683,000)
                                                  ------------------     ---------------  ----------------- -----------------
Loss Before Non-Owned Interests in
    Insituform East                                     (2,291,201)                    0          (883,710)       (1,407,491)

Non-Owned Interests in Loss of Insituform East             854,752  (B)          854,752                 0                 0
                                                  ------------------     ---------------  ----------------- -----------------
                                         NET LOSS      $(1,436,449) (D)    $     854,752     $    (883,710)    $  (1,407,491)
                                                  ==================     ===============  ================= =================

                                                                     Exhibit 99
                                  CERBCO, Inc.
               CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
                                  JUNE 30, 2002



                                                            CERBCO, Inc.                           CERBCO, Inc.    Insituform East,
                                                            Consolidated          Eliminations    Unconsolidated     Incorporated
                                                            --------------        --------------  --------------    --------------
                           ASSETS
Current Assets:
  Cash and cash equivalents                                    $ 5,598,382           $         0      $ 5,214,440    $   383,942
  Marketable securities                                          7,258,108                     0        7,258,108              0
  Accounts receivable - net                                      4,116,461                     0          149,839      3,966,622
  Inventories                                                      837,217                     0                0        837,217
  Prepaid and refundable taxes                                     296,899                     0          273,500         23,399
  Prepaid expenses and other                                       266,356                     0           55,182        211,174
                                                             --------------        --------------   --------------  --------------
                                        TOTAL CURRENT ASSETS    18,373,423                     0       12,951,069      5,422,354

Investment in and Advances to Subsidiary:
  Investment in subsidiaries                                             0   (C)      (4,538,012)       4,538,012              0
  Intercompany receivables and payables                                  0                     0        3,010,260     (3,010,260)
Property, Plant and Equipment - net of
  accumulated depreciation                                       7,097,418                     0            5,682      7,091,736

Other Assets:
Excess of acquisition cost over value of net
  assets acquired - net                                          1,485,660   (C)       1,485,660                0              0
  Cash surrender value of life insurance                         1,729,370                     0        1,518,327        211,043
  Marketable securities                                          2,004,631                     0        2,004,631              0
  Deposits and other                                                44,489                     0           44,489              0
                                                             --------------        --------------   --------------  --------------
                                                TOTAL ASSETS   $30,734,991           $(3,052,352)     $24,072,470    $ 9,714,873
                                                             ==============        ==============   ==============  ==============

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities                     $ 1,986,458           $         0      $   282,968    $ 1,703,490
  Income taxes payable                                              10,000                     0                0         10,000
  Current portion of capital lease obligations                       3,352                     0                0          3,352
                                                             --------------        --------------   --------------  --------------
                                   TOTAL CURRENT LIABILITIES     1,999,810                     0          282,968      1,716,842

Long-Term Liabilities:
  Accrued SERP liability                                         1,861,716                     0        1,636,185        225,531
                                                             --------------        --------------   --------------  --------------
                                           TOTAL LIABILITIES     3,861,526                     0        1,919,153      1,942,373
                                                             --------------        --------------   --------------  --------------

Non-Owned Interests                                              4,720,148 (B)(C)      4,720,148                0              0
                                                             --------------        --------------   --------------  --------------

Stockholders' Equity:
  Common stock                                                     118,953   (C)        (175,486)         118,954        175,486
  Class B stock                                                     29,342   (C)         (11,904)          29,341         11,904
  Additional paid-in capital                                     7,527,278   (C)      (4,000,424)       7,527,278      4,000,424
  Retained earnings                                             14,477,744 (C)(D)     (4,774,299)      14,477,744      4,774,299
  Treasury stock                                                         0   (C)       1,189,613                0     (1,189,613)
                                                             --------------        --------------   --------------  --------------
                                  TOTAL STOCKHOLDERS' EQUITY    22,153,317            (7,772,500)      22,153,317      7,772,500
                                                             --------------        --------------   --------------  --------------
                  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $30,734,991           $(3,052,352)     $24,072,470     $9,714,873
                                                             ==============        ==============   ==============  ==============

                                                                     Exhibit 99


                                  CERBCO, Inc.
                        CONSOLIDATING ELIMINATION ENTRIES
                                  JUNE 30, 2002




                                (A)
Investment income                                                         $  275,560
  Interest expense                                                                       $  275,560
To eliminate interest expense paid by Insituform East to CERBCO in 2002.

                                (B)
Non-owned interests                                                       $  854,752
  Non-owned interests in loss of subsidiary                                              $  854,752
To record non-owned interests in loss of Insituform East in 2002.

                                (C)
Common stock                                                              $  175,486
Class B stock                                                                 11,904
Additional paid-in capital                                                 4,000,424
Retained earnings                                                          5,629,051
Excess of acquisition over net assets acquired                             1,485,660
  Treasury stock                                                                         $1,189,613
  Non-owned interests                                                                     5,574,900
  Investment in subsidiary                                                                4,538,012
To eliminate investment in Insituform East at June 30, 2002.

                                (D)
Current year loss adjustments                                             $  854,752
  Retained earnings                                                                      $  854,752

To close out impact of eliminating entries on statement of operations for 2002.